Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-143948 on Form S-8 of our report dated June 20, 2008, relating to the statement of financial condition of Blackstone Group Management L.L.C. appearing in this Current Report on Form 8-K of The Blackstone Group L.P.

/s/ Deloitte & Touche LLP

New York, New York

June 23, 2008